Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS FOURTH QUARTER AND ANNUAL EARNINGS FOR 2019

HARRISBURG, PA, January 31, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months and year ended December 31, 2019. Riverview reported net income of $1.3 million, or $0.14 per basic and diluted weighted average common share, for the fourth quarter of 2019, compared to net income of $2.5 million, or $0.27 per basic and diluted weighted average common share, for the fourth quarter of 2018. The decrease in results was caused primarily by recognizing $704 thousand less of net accretion on acquired assets and assumed liabilities along with lower average loan volumes comparing the fourth quarters of 2019 and 2018.

For the year ended December 31, 2019, Riverview reported net income of $4.3 million, or $0.47 per basic and diluted weighted average common share, compared to net income of $10.9 million, or $1.19 per basic and diluted weighted average common share, for the year ended December 31, 2018. The year over year reduction was largely a function of recognizing $1.7 million less of net accretion on acquired assets and assumed liabilities, a $2.2 million nonrecurring executive separation charge and $694 thousand of severance expense to employees that either retired or were separated from service due to branch network consolidations. The reduction in net income was also impacted by recording a loan loss provision of $2.4 million in 2019 compared to $615 thousand in 2018.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Continued strength in asset quality as nonperforming assets as a percentage of loans, net, and other real estate owned was 0.60% at December 31, 2019, an improvement from 0.81% at December 31, 2018.

•	Total interest-bearing fund costs declined to 0.99% for the quarter ended December 31, 2019 from 1.05% for the quarter ended September 30, 2019.

•	Total noninterest income increased $657 thousand, or 33.5%, during the fourth quarter of 2019 compared to the prior quarter ended September 30, 2019.

•	Salaries and employee benefits expense decreased $1.2 million to $5.3 million in the fourth quarter of 2019 compared to $6.5 million in the fourth quarter of 2018.

•

Book value per share and tangible book value per share grew to $12.81 and $9.83 per share, respectively, at the end of the fourth quarter of 2019, representing increases of $0.32 and $0.44 per share, respectively, compared to the same period last year.

•

Stockholders’ equity as a percentage of total assets improved to 10.94% at the end of the fourth quarter of 2019 compared to 10.01% at the same period last year. Tangible stockholders’ equity as a percentage of tangible assets increased to 8.61% at December 31, 2019, from 7.72% at December 31, 2018.

“2019 operating results include large, nonrecurring expense items associated with strategic efficiency initiatives that are intended to positively impact earnings in future years,” said Brett D. Fulk, President and Chief Executive Officer, “including costs associated with the closure of three offices and the sale of a fourth office during the fourth quarter.” Fulk continued “2019 is a year we strategically chose to address unacceptable operating efficiency results, and will serve as a pivotal year in establishing a more efficient organization in the future. While we are keenly focused on improved efficiencies, it is also critically important for us to continue investing in new growth locations and in asset generation employees, which temporarily offsets the positive impacts taking hold as a result of our efficiency initiatives until these growth efforts result in new asset generation, which is beginning to occur as anticipated.”

Regarding asset generation, Fulk commented “as I stated in our third quarter earnings press release, it remains imperative we expand our earning asset base responsibly. The lack of organic loan balance growth during 2019 is being addressed by focusing on methods to generate additional opportunities without increasing our risk profile. Some of these methods include expansion into new growth markets through the opening of new full service offices and limited purpose offices, as well as attracting additional asset generation employees to our organization. We are experiencing strong loan demand within our expanded markets and through new employees focused on commercial relationship opportunities, and with a healthy pipeline of activity entering 2020 we expect to begin demonstrating growth in our loan balances outstanding early in the year.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended December 31 was $9.3 million in 2019 compared to $11.4 million in 2018. The decline in tax-equivalent net interest income was attributable to recognizing a lower amount of net accretion on purchased assets and assumed liabilities along with a reduction in average loan volumes. For the three months ended December 31, the tax-equivalent net interest margin decreased to 3.74% in 2019 from 4.30% in 2018. Excluding purchase accounting adjustments of $445 thousand in the fourth quarter of 2019 and $1,149 thousand in the fourth quarter of 2018, the tax-equivalent net interest margins were 3.56% in 2019 and 3.86% in 2018. The loan portfolio yield on a tax-equivalent basis declined to 4.86% in the fourth quarter of 2019 compared to 5.51% for the same period last year. Excluding loan accretion of $377 in the fourth quarter of 2019 and $1,437 in the fourth quarter of 2018, the tax-equivalent loan yield would have been 4.69% in 2019 and 4.88% in 2018. The cost of funds decreased 3 basis points comparing the fourth quarters of 2019 and 2018. Average loan volume declined $48.2 million to $859.9 million from $908.1 million comparing the three months ended December 31, 2019 and 2018.

For the year ended December 31, tax-equivalent net interest income declined $3.0 million to $41.2 million in 2019 from $44.2 million in 2018. The decrease in tax-equivalent net interest income was attributable to declines in average loan balances and reductions in net accretion on purchased assets and assumed liabilities. Loans averaged $879.3 million for the year ended December 31, 2019 compared to $928.5 million during 2018. For the year ended December 31, tax-equivalent net interest margin was 4.07% in 2019 compared to 4.19% in 2018. Adjusting for the recognition of purchase accounting adjustments of $3.5 million and $5.2 million, the tax-equivalent net interest margin would have been 3.72% and 3.70% for the years ended December 31, 2019 and 2018. The tax-equivalent yield on earnings assets was 4.91% and the cost of interest-bearing funds was 1.04% in 2019. The tax-equivalent yield on the loan portfolio decreased slightly to 5.24% in 2019 compared to 5.27% in 2018. Excluding loan accretion of $3.2 million and $5.2 million included in loan interest income related to acquired loans, the tax-equivalent yield on the loan portfolio would have been 4.87% and 4.71% for the years ended December 31, 2019 and 2018. For the twelve months ended December 31, investments yielded 2.99% on a tax-equivalent basis in 2019 compared to 2.84% for the same period last year. The cost of deposits increased 15 basis points to 0.99% in 2019 from 0.84% in 2018. Excluding the impact of purchase accounting, the cost of deposits would have increased 13 basis points to 1.03% in 2019 from 0.90% in 2018. The cost of interest-bearing liabilities increased to 1.04% in 2019 from 0.91% in 2018. Excluding the impact of purchase accounting, the cost of interest-bearing liabilities would have increased 15 basis points in 2019.

For the quarter ended December 31, the provision for loan losses was $156 thousand in 2019 compared to no provision for the same period in 2018. The provision for loan losses totaled $2,406 thousand for the year ended December 31, 2019, compared to $615 thousand in 2018. The increase in the provision for loan losses in 2019 was caused by higher net charge-offs primarily associated with legacy purchased loans.

For the quarter ended December 31, noninterest income totaled $2,617 thousand in 2019, an increase of $277 thousand from $2,340 thousand in 2018. The increase in noninterest income for the quarter was due primarily to increases in services charges, fees and commissions of $138 thousand and mortgage banking income of $96 thousand and recognizing net gains on the sale of investment securities of $73 thousand. For the year ended December 31, noninterest income decreased to $8,514 thousand in 2019 compared to $8,880 thousand in 2018. The decrease was primarily a result of lower service charges, fees and commissions of $511 thousand and mortgage banking income of $74 thousand offset partially by increases in trust commissions and fees of $165 thousand and wealth management income of $129 thousand.

Noninterest expense decreased $451 thousand to $10,189 thousand for the three months ended December 31, 2019, from $10,640 thousand for the same period last year. The decrease in noninterest expense for the quarter was due primarily to decreases in salaries and employee benefits expense of $1,216 thousand offset partially by increases in net occupancy and equipment expenses of $172 thousand and other expenses of $585 thousand. The improvement in salary and benefits expense was primarily a result of implementing initiatives to eliminate staff redundancies and improve efficiencies along with the Company’s branch network repositioning strategy resulting in branch closures. The increase in net occupancy and equipment expense was due to the acceleration of depreciation on disposed equipment. Other expenses increased primarily due to the recognition of a breakage fee on a contractual arrangement. For the year ended December 31, noninterest expense increased to $42,068 thousand in 2019 compared to $38,925 thousand in 2018. The increase was primarily due to $2.2 million in nonrecurring expenses from the execution of an executive separation agreement and $694 thousand of retirement and severance accruals.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.1 billion, $852.1 million, and $940.5 million at December 31, 2019. For the three months ended December 31, 2019, total assets, loans and deposits decreased $29.8 million, $31.4 million and $29.1 million, respectively. For the year ended December 31, 2019, total assets decreased $57.6 million or 5.1%. Year to date, loans, net, decreased $41.1 million comparing December 31, 2019 and 2018. Business lending, including commercial and commercial real estate loans, decreased $46.0 million while retail lending, including residential mortgages and consumer loans, decreased $17.4 million for the year ended December 31, 2019. For this same period construction lending increased $22.3 million. A delay in the pipeline build within new markets following new office openings and new employee hires, a more robust competitive environment for existing loan relationships and heightened level of loan payoffs caused the overall decline in the loan portfolio. Total investments were $91.2 million at December 31, 2019, compared to $104.7 million at December 31, 2018. Total deposits decreased $64.1 million in 2019, as the reduction in loan volumes decreased the need to aggressively price deposits. Noninterest-bearing deposits decreased $15.2 million, while interest-bearing deposits decreased $48.9 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 15.7% at December 31, 2019 and 16.2% at December 31, 2018.

Stockholders’ equity totaled $118.1 million, or $12.81 per share, at December 31, 2019, $117.3 million, or $12.77 per share, at September 30, 2019, and $113.9 million, or $12.49 per share, at December 31, 2018. The increase in equity in the year ended December 31, 2019 was due primarily to a change of $2.3 million in accumulated other comprehensive income and net income of $4.3 million offset partially by dividends declared of $3.2 million. Tangible stockholders’ equity per common share increased to $9.83 at December 31, 2019, compared to $9.75 at September 30, 2019 and $9.39 at December 31, 2018. Dividends declared for the fourth quarter of 2019 amounted to $0.075 per share representing a dividend payout ratio of 2.4% based on the Company’s closing market price on December 31, 2019.

ASSET QUALITY REVIEW

Nonperforming assets were $5.1 million, or 0.60% of loans, net, and foreclosed assets at December 31, 2019 compared to $7.2 million or 0.81% at December 31, 2018. Adjusting for accruing restructured loans, nonperforming assets were $2.4 million, or 0.28% of loans, net and foreclosed assets at December 31, 2019, and $4.3 million, or 0.48%, at December 31, 2018. The allowance for loan losses equaled $7.5 million, or 0.88%, of loans, net, at December 31, 2019, compared to $6.4 million, or 0.71%, at December 31, 2018. Adding accounting marks for purchased credit impaired loans to the allowance for loan losses would result in a ratio of 1.01% as a percentage of loans, net at December 31, 2019. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 148.0% at December 31, 2019 versus 88.1% at December 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 311.4% at December 31, 2019. Loans charged-off, net of recoveries, for the year ended December 31, 2019, equaled $1,238 thousand, compared to $573 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 27 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three and twelve months ended December 31, 2019 and 2018, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Key performance data:

Per common share data:
Net income (loss)	$0.14	$0.25	$0.16	$(0.08)	$0.27
Core net income (1)	$0.13	$0.25	$0.16	$0.12	$0.27
Cash dividends declared	$0.08	$0.08	$0.10	$0.10	$0.10
Book value	$12.81	$12.77	$12.62	$12.40	$12.49
Tangible book value (1)	$9.83	$9.75	$9.58	$9.33	$9.39
Market value:
High	$12.50	$11.68	$11.44	$13.00	$14.29
Low	$11.10	$9.90	$10.50	$10.90	$10.11
Closing	$12.49	$11.68	$10.50	$11.50	$10.90
Market capitalization	$115,116	$107,252	$96,261	$105,278	$99,425
Common shares outstanding	9,216,616	9,182,565	9,167,670	9,154,599	9,121,555
Selected ratios:
Return on average stockholders’ equity	4.28%	7.62%	5.00%	(2.46)%	8.64%
Core return on average stockholders’ equity (1)	4.09%	7.76%	5.00%	3.93%	8.78%
Return on average tangible stockholders’ equity (1)	5.59%	9.97%	6.61%	(3.27)%	11.52%
Core return on average tangible stockholders’ equity (1)	5.33%	10.16%	6.61%	5.23%	11.70%
Tangible stockholders’ equity to tangible assets (1)	8.61%	8.28%	8.04%	7.69%	7.72%
Return on average assets	0.46%	0.81%	0.51%	(0.25)%	0.86%
Core return on average assets (1)	0.44%	0.82%	0.51%	0.39%	0.87%
Stockholders’ equity to total assets	10.94%	10.57%	10.33%	9.97%	10.01%
Efficiency ratio (2)	84.24%	69.11%	79.90%	100.74%	76.11%
Nonperforming assets to loans, net, and foreclosed assets	0.60%	0.66%	0.56%	0.68%	0.81%
Net charge-offs to average loans, net	(0.12%)	0.43%	0.05%	0.20%	0.05%
Allowance for loan losses to loans, net	0.88%	0.80%	0.79%	0.74%	0.71%
Earning assets yield (FTE) (3)	4.54%	5.31%	5.07%	4.73%	5.13%
Cost of funds	0.99%	1.05%	1.07%	1.06%	1.02%
Net interest spread (FTE) (3)	3.55%	4.26%	4.00%	3.67%	4.11%
Net interest margin (FTE) (3)	3.74%	4.46%	4.20%	3.86%	4.30%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

	Dec 31 2019	Dec 31 2018
Twelve Months Ended

Interest income:
Interest and fees on loans:
Taxable	$44,867	$47,733
Tax-exempt	979	930
Interest and dividends on investment securities:
Taxable	2,735	2,276
Tax-exempt	200	320
Dividends
Interest on interest-bearing deposits in other banks	766	575
Interest on federal funds sold		20
Total interest income	49,547	51,854

Interest expense:
Interest on deposits	8,086	7,189
Interest on short-term borrowings		30
Interest on long-term debt	514	746
Total interest expense	8,600	7,965
Net interest income	40,947	43,889
Provision for loan losses	2,406	615
Net interest income after provision for loan losses	38,541	43,274
Noninterest income:
Service charges, fees and commissions	5,186	5,697
Commissions and fees on fiduciary activities	1,080	915
Wealth management income	940	811
Mortgage banking income	567	641
Life insurance investment income	763	776
Net gain (loss) on sale of investment securities available-for-sale	(22)	40
Total noninterest income	8,514	8,880

Noninterest expense:
Salaries and employee benefits expense	23,845	22,064
Net occupancy and equipment expense	4,357	4,153
Amortization of intangible assets	773	867
Net cost of operation of other real estate owned	67	48
Other expenses	13,026	11,793
Total noninterest expense	42,068	38,925
Income before income taxes	4,987	13,229
Income tax expense	701	2,371
Net income	$4,286	$10,858
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$2,837	$(1,012)
Reclassification adjustment for (gain) loss included in net income	22	(40)
Change in pension liability	16	(265)
Income tax expense (benefit) related to other comprehensive income (loss)	604	(277)
Other comprehensive income (loss), net of income taxes	2,271	(1,040)
Comprehensive income	$6,557	$9,818

Per common share data:
Net income:
Basic	$0.47	$1.19
Diluted	$0.47	$1.19
Average common shares outstanding:
Basic	9,167,415	9,096,142
Diluted	9,181,752	9,148,297
Cash dividends declared	$0.35	$0.30

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Three months ended

Interest income:
Interest and fees on loans:
Taxable	$10,216	$12,283	$11,680	$10,688	$12,309
Tax-exempt	257	259	233	230	231
Interest and dividends on investment securities available-for-sale:
Taxable	622	641	732	740	660
Tax-exempt	41	43	47	69	77
Dividends
Interest on interest-bearing deposits in other banks	119	200	216	231	214
Interest on federal funds sold
Total interest income	11,255	13,426	12,908	11,958	13,491

Interest expense:
Interest on deposits	1,887	2,027	2,099	2,073	2,027
Interest on short-term borrowings
Interest on long-term debt	122	127	131	134	184
Total interest expense	2,009	2,154	2,230	2,207	2,211
Net interest income	9,246	11,272	10,678	9,751	11,280
Provision for loan losses	156	1,049	618	583
Net interest income after provision for loan losses	9,090	10,223	10,060	9,168	11,280

Noninterest income:
Service charges, fees and commissions	1,689	1,129	1,315	1,053	1,551
Commissions and fees on fiduciary activities	225	314	281	260	244
Wealth management income	231	226	236	247	239
Mortgage banking income	210	151	100	106	114
Life insurance investment income	189	193	194	187	192
Net gain (loss) on sale of investment securities available-for-sale	73	(53)		(42)
Total noninterest income	2,617	1,960	2,126	1,811	2,340

Noninterest expense:
Salaries and employee benefits expense	5,273	5,232	5,830	7,510	6,489
Net occupancy and equipment expense	1,183	1,041	1,044	1,089	1,011
Amortization of intangible assets	191	194	194	194	212
Net cost (benefit) of operation of other real estate owned	47	(15)	(92)	127	18
Other expenses	3,495	2,979	3,508	3,044	2,910
Total noninterest expense	10,189	9,431	10,484	11,964	10,640
Income (loss) before income taxes	1,518	2,752	1,702	(985)	2,980
Income tax expense (benefit)	245	486	268	(298)	508
Net income (loss)	$1,273	$2,266	$1,434	$(687)	$2,472

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$134	$(256)	$1,936	$1,023	$527
Reclassification adjustment for (gain) loss included in net income	(73)	53		42
Change in pension liability	16				(265)
Income tax expense (benefit) related to other comprehensive income (loss)	16	(42)	406	224	54
Other comprehensive income (loss), net of income taxes	61	(161)	1,530	841	208
Comprehensive income (loss)	$1,334	$2,105	$2,964	$154	$2,680

Per common share data:
Net income (loss):
Basic	$0.14	$0.25	$0.16	$(0.08)	$0.27
Diluted	$0.14	$0.25	$0.16	$(0.08)	$0.27
Average common shares outstanding:
Basic	9,191,551	9,173,901	9,160,290	9,143,316	9,115,450
Diluted	9,210,646	9,181,076	9,172,992	9,143,316	9,163,855
Cash dividends declared	$0.08	$0.08	$0.10	$0.10	$0.10

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Three months ended

Net interest income:
Interest income
Loans, net:
Taxable	$10,216	$12,283	$11,680	$10,688	$12,309
Tax-exempt	325	328	295	291	292
Total loans, net	10,541	12,611	11,975	10,979	12,601
Investments:
Taxable	622	641	732	740	660
Tax-exempt	52	54	60	87	97
Total investments	674	695	792	827	757
Interest on interest-bearing balances in other banks	119	200	216	231	214
Federal funds sold
Total interest income	11,334	13,506	12,983	12,037	13,572
Interest expense:
Deposits	1,887	2,027	2,099	2,073	2,027
Short-term borrowings
Long-term debt	122	127	131	134	184
Total interest expense	2,009	2,154	2,230	2,207	2,211
Net interest income	$9,325	$11,352	$10,753	$9,830	$11,361

Yields on earning assets:
Loans, net:
Taxable	4.93%	5.77%	5.49%	5.09%	5.60%
Tax-exempt	3.47%	3.47%	3.41%	3.34%	3.26%
Total loans, net	4.86%	5.67%	5.41%	5.02%	5.51%
Investments:
Taxable	2.69%	2.90%	3.07%	3.09%	3.00%
Tax-exempt	4.19%	4.08%	3.67%	3.15%	2.92%
Total investments	2.77%	2.96%	3.11%	3.10%	2.99%
Interest-bearing balances with banks	1.39%	2.31%	2.36%	2.54%	2.08%
Federal funds sold
Total earning assets	4.54%	5.31%	5.07%	4.73%	5.13%
Costs of interest-bearing liabilities:
Deposits	0.94%	0.99%	1.02%	1.01%	0.95%
Short-term borrowings
Long-term debt	6.95%	7.26%	7.59%	7.87%	5.95%
Total interest-bearing liabilities	0.99%	1.05%	1.07%	1.06%	1.02%
Net interest spread	3.55%	4.26%	4.00%	3.67%	4.11%
Net interest margin	3.74%	4.46%	4.20%	3.86%	4.30%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
At period end

Assets:
Cash and due from banks	$11,838	$13,108	$11,354	$12,278	$16,708
Interest-bearing balances in other banks	38,510	16,733	29,621	55,823	37,108
Federal funds sold
Investment securities available-for-sale	91,247	106,637	100,254	100,684	104,677
Loans held for sale	81	336	170	695	637
Loans, net	852,109	883,506	889,305	878,070	893,184
Less: allowance for loan losses	7,516	7,097	7,002	6,486	6,348
Net loans	844,593	876,409	882,303	871,584	886,836
Premises and equipment, net	17,852	18,115	18,144	18,355	18,208
Accrued interest receivable	2,414	2,751	2,870	3,018	3,010
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	2,736	2,927	3,121	3,315	3,509
Other assets	45,929	47,989	47,607	48,206	42,156
Total assets	$1,079,954	$1,109,759	$1,120,198	$1,138,712	$1,137,603

Liabilities:
Deposits:
Noninterest-bearing	$147,405	$161,211	$160,407	$164,880	$162,574
Interest-bearing	793,075	808,372	819,293	836,149	842,019
Total deposits	940,480	969,583	979,700	1,001,029	1,004,593
Short-term borrowings
Long-term debt	6,971	6,951	6,932	6,912	6,892
Accrued interest payable	435	432	445	475	484
Other liabilities	13,958	15,538	17,443	16,806	11,724
Total liabilities	961,844	992,504	1,004,520	1,025,222	1,023,693

Stockholders’ equity:
Common stock	102,206	101,807	101,644	101,500	101,134
Capital surplus	112	300	304	307	332
Retained earnings	16,140	15,557	13,978	13,461	15,063
Accumulated other comprehensive income (loss)	(348)	(409)	(248)	(1,778)	(2,619)
Total stockholders’ equity	118,110	117,255	115,678	113,490	113,910
Total liabilities and stockholders’ equity	$1,079,954	$1,109,759	$1,120,198	$1,138,712	$1,137,603

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Average quarterly balances

Assets:
Loans, net:
Taxable	$822,667	$845,103	$853,329	$851,515	$872,615
Tax-exempt	37,194	37,523	34,714	35,298	35,501
Total loans, net	859,861	882,626	888,043	886,813	908,116
Investments:
Taxable	91,665	87,753	95,577	97,041	87,249
Tax-exempt	4,929	5,257	6,558	11,215	13,198
Total investments	96,594	93,010	102,135	108,256	100,447
Interest-bearing balances with banks	33,882	34,323	36,780	36,953	40,787
Federal funds sold
Total earning assets	990,337	1,009,959	1,026,958	1,032,022	1,049,350
Other assets	99,930	101,242	99,923	97,628	95,000
Total assets	$1,090,267	$1,111,201	$1,126,881	$1,129,650	$1,144,350

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$797,577	$810,430	$829,003	$835,687	$847,867
Noninterest-bearing	152,596	159,320	159,069	156,735	159,758
Total deposits	950,173	969,750	988,072	992,422	1,007,625
Short-term borrowings
Long-term debt	6,962	6,942	6,922	6,902	12,268
Other liabilities	15,179	16,581	16,944	17,006	10,973
Total liabilities	972,314	993,273	1,011,938	1,016,330	1,030,866
Stockholders’ equity	117,953	117,928	114,943	113,320	113,484
Total liabilities and stockholders’ equity	$1,090,267	$1,111,201	$1,126,881	$1,129,650	$1,144,350

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,287	$2,927	$2,165	$2,643	$2,729
Accruing restructured loans	2,666	2,692	2,715	2,731	2,913
Accruing loans past due 90 days or more	45	100	52	122	839
Foreclosed assets	82	87	86	461	721
Total nonperforming assets	$5,080	$5,806	$5,018	$5,957	$7,202

Three months ended:
Allowance for loan losses:
Beginning balance	$7,097	$7,002	$6,486	$6,348	$6,472
Charge-offs	237	985	142	520	166
Recoveries	500	31	40	75	42
Provision for loan losses	156	1,049	618	583
Ending balance	$7,516	$7,097	$7,002	$6,486	$6,348

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Three months ended:
Core net income (loss) per common share:
Net income (loss)	$1,273	$2,266	$1,434	$(687)	$2,472
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	58	(42)		(33)
Add: Acquisition related expenses, net of tax					39
Add: Executive separation expense, net of tax				1,752
Net income (loss) Core	$1,215	$2,308	$1,434	$1,098	$2,511

Average common shares outstanding	9,191,551	9,173,901	9,160,290	9,143,316	9,115,450
Core net income (loss) per common share	$0.13	$0.25	$0.16	$0.12	$0.27

Tangible book value:
Total stockholders’ equity	$118,110	$117,255	$115,678	$113,490	$113,910
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,736	2,927	3,121	3,315	3,509
Total tangible stockholders’ equity	$90,620	$89,574	$87,803	$85,421	$85,647

Common shares outstanding	9,216,616	9,182,565	9,167,670	9,154,599	9,121,555

Tangible book value per share	$9.83	$9.75	$9.58	$9.33	$9.39

Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$118,110	$117,255	$115,678	$113,490	$113,910
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,736	2,927	3,121	3,315	3,509
Total tangible stockholders’ equity	$90,620	$89,574	$87,803	$85,421	$85,647

Total assets	$1,079,954	$1,109,759	$1,120,198	$1,138,712	$1,137,603
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,736	2,927	3,121	3,315	3,509
Total tangible assets	$1,052,464	$1,082,078	$1,092,323	$1,110,643	$1,109,340

Tangible stockholders’ equity to tangible assets	8.61%	8.28%	8.04%	7.69%	7.72%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$1,273	$2,266	$1,434	$(687)	$2,472
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	58	(42)		(33)
Add: Acquisition related expenses, net of tax					39
Add: Executive separation expense, net of tax				1,752
Net income (loss) Core	$1,215	$2,308	$1,434	$1,098	$2,511

Average stockholders’ equity	$117,953	$117,928	$114,943	$113,320	$113,484
Core return on average stockholders’ equity	4.09%	7.76%	5.00%	3.93%	8.78%

Return on average tangible equity:
Net income (loss) GAAP	$1,273	$2,266	$1,434	$(687)	$2,472

Average stockholders’ equity	$117,953	$117,928	$114,943	$113,320	$113,484
Less: average intangibles	27,579	27,775	27,968	28,164	28,365
Average tangible stockholders’ equity	$90,374	$90,153	$86,975	$85,156	$85,119

Return on average tangible stockholders’ equity	5.59%	9.97%	6.61%	(3.27)%	11.52%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019	Dec 31 2018
Three months ended:
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$1,273	$2,266	$1,434	$(687)	$2,472
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	58	(42)		(33)
Add: Acquisition related expenses, net of tax					39
Add: Executive separation expense, net of tax				1,752
Net income (loss) Core	$1,215	$2,308	$1,434	$1,098	$2,511

Average stockholders’ equity	$117,953	$117,928	$114,943	$113,320	$113,484
Less: average intangibles	27,579	27,775	27,968	28,164	28,365
Average tangible stockholders’ equity	$90,374	$90,153	$86,975	$85,156	$85,119

Core return on average tangible stockholders’ equity	5.33%	10.16%	6.61%	5.23%	11.70%

Core return on average assets:
Net income (loss) GAAP	$1,273	$2,266	$1,434	$(687)	$2,472
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	58	(42)		(33)
Add: Acquisition related expenses, net of tax					39
Add: Executive separation expense, net of tax				1,752
Net income (loss) Core	$1,215	$2,308	$1,434	$1,098	$2,511

Average assets	$1,090,267	$1,111,201	$1,126,881	$1,129,650	$1,144,350

Core return on average assets	0.44%	0.82%	0.51%	0.39%	0.87%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2019	Dec 31 2018
Twelve months ended:

Core net income per common share:
Net income	$4,286	$10,858
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	(17)	32
Add: Acquisition related expenses, net of tax		437
Add: Executive separation expense, net of tax	1,752
Net income - core	$6,055	$11,263

Average common shares outstanding	9,167,415	9,096,142

Core net income (loss) per common share	$0.66	$1.24